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                            EXHIBIT   28.2 (1 PAGE)

                 PRESS RELEASE DATED APRIL 17, 1997 ANNOUNCING
                     DECLARATION OF A CASH DIVIDEND PAYABLE
                     MAY 15, 1997 TO SHAREHOLDERS OF RECORD
                                 APRIL 30, 1997
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FOR IMMEDIATE RELEASE


                                                    DATE: April 17, 1997
                                                    CONTACT:  Rick L. Brown, CFO
                                                        at  (319) 369-5601

                        PERPETUAL MIDWEST FINANCIAL, INC



CEDAR RAPIDS, IOWA ------


Perpetual Midwest Financial, Inc., parent company of Perpetual Savings Bank, FSB, announced that the Corporation will pay a cash dividend of $0.075 (seven and one-half cents) per share of outstanding common stock. The dividend will be payable on May 15, 1997 to shareholders of record on April 30, 1997.

Perpetual Savings Bank, FSB serves Linn and Johnson counties through its four full service offices in Cedar Rapids and one office located in Iowa City, Iowa.

The Corporation's stock is traded on the NASDAQ National Market under the symbol "PMFI".


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